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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or 240.14a-12
PHYSIOMETRIX, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PHYSIOMETRIX

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 20, 2004

TO THE STOCKHOLDERS:

        NOTICE IS HEREBY GIVEN that the Special Meeting of Stockholders of PHYSIOMETRIX, INC. a Delaware corporation (the "Company") will be held on February 20, 2004, at 10:00 a.m., local time, at the Company's principal executive offices, Five Billerica Park, 101 Billerica Avenue, North Billerica, Massachusetts 01862 for the following purposes (as more fully described in the Proxy Statement accompanying this Notice):

1.
To approve the issuance of warrants to purchase an aggregate of 5,453,236 shares of Common Stock, issued in connection with a private placement transaction.

2.
To transact such other business as may properly come before the meeting or any adjournment thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        Only stockholders of record at the close of business on January 9, 2004 are entitled to notice of and to vote at the Special Meeting.

        All stockholders are cordially invited to attend the meeting. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. If you attend the meeting, you may vote in person even if you return a proxy.

BY THE ORDER OF THE BOARD OF DIRECTORS
/s/ CHRISTOPHER D. MITCHELL
Christopher D. Mitchell SECRETARY

North Billerica, Massachusetts
January 26, 2004

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON, EVEN IF YOU RETURN A PROXY.

PHYSIOMETRIX, INC.

PROXY STATEMENT FOR
2004 SPECIAL MEETING OF STOCKHOLDERS
FEBRUARY 20, 2004

INFORMATION CONCERNING VOTING AND PROXY SOLICITATION

General

        The enclosed proxy is solicited on behalf of the Board of Directors of Physiometrix, Inc. ("Physiometrix" or the "Company") for use at the Special Meeting of Stockholders to be held on Friday, February 20, 2004 at 10:00 a.m., local time, or at any adjournment thereof. The Special Meeting will be held at the Company's principal executive offices, Five Billerica Park, 101 Billerica Avenue, North Billerica, Massachusetts 01862. The telephone number at the meeting location is (978) 670-2422.

        These proxy solicitation materials were first mailed on or about January 26, 2004 to all stockholders entitled to vote at the Special Meeting.

Record Date and Voting Securities

        Stockholders of record at the close of business on January 9, 2004 (the "Record Date") are entitled to notice of and to vote at the Special Meeting. At the Record Date, 13,380,481 shares of the Company's Common Stock, $.001 par value (the "Common Stock"), were issued and outstanding and held of record by approximately 86 stockholders.

Revocability of Proxies

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person. Attending the Special Meeting in and of itself may not constitute a revocation of a proxy.

Voting and Solicitation

        Each stockholder is entitled to one vote for each share held as of the Record Date.

        The cost of soliciting proxies will be borne by the Company. The Company expects to reimburse brokerage firms and other persons representing beneficial owners of shares for their expense in forwarding solicitation material to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, in person or by telephone or facsimile.

Quorum; Abstentions; Broker Non-Votes

        Holders of a majority of the outstanding shares entitled to vote must be present, in person or by proxy, at the Special Meeting in order to have the required quorum for the transaction of business. Votes cast by proxy or in person at the Special Meeting will be tabulated by the Inspector of Elections, appointed for the meeting, who will determine whether or not a quorum is present with the assistance of American Stock Transfer & Trust Company, the Company's transfer agent. If the shares present, in person and by proxy, at the meeting do not constitute the required quorum, the meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

        Shares that are voted "FOR," "AGAINST" or "WITHHELD" are treated as being present at the meeting for purposes of establishing a quorum. Shares that are voted "FOR," "AGAINST" or

"ABSTAIN" with respect to a matter will also be treated as shares entitled to vote (the "Votes Cast") with respect to such matter.

        While no definitive statutory or case law authority exists in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

        Broker non-votes (i.e., votes from shares held of record by brokers as to which the beneficial owners have given no voting instructions) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, broker non-votes will not affect the outcome of the voting on a proposal that requires a majority of the Votes Cast (such as the approval of an amendment to an option plan). Thus, a broker non-vote will make a quorum more readily obtainable, but the broker non-vote will not otherwise affect the outcome of the vote on a proposal. With respect to a proposal that requires a majority of the outstanding shares (such as an amendment to the certificate of incorporation), however, a broker non-vote has the same effect as a vote against the proposal.

Deadline for Receipt of Stockholder Proposals to be Presented at 2004 Annual Meeting

        Proposals to be presented by stockholders of the Company at the 2004 annual meeting of our stockholders (the "Annual Meeting") that were received by the Company before December 31, 2003 will be included in the proxy statement and form of proxy relating to that meeting. Any proposal to be properly brought before the Annual Meeting, even if it will not be included in the proxy statement, will be subject to the discretionary voting authority of the designated proxy holders. Stockholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals.

PROPOSAL 1
APPROVAL OF THE ISSUANCE OF WARRANTS IN CONNECTION WITH THE COMPANY'S
PRIVATE PLACEMENT TRANSACTION

The Transaction

        On December 5, 2003, we completed a private placement (the "Transaction") of 4,957,487 shares of our common stock (the "Shares") for aggregate net proceeds of approximately $7.6 million. The Shares were sold at a price of $1.65 per share, based on the average closing bid prices for the five days ended December 1, 2003. In conjunction with the placement of the Shares, we issued to the investors warrants to purchase up to an aggregate of 4,957,488 shares of our Common Stock (the "Investor Warrants"). The Shares were purchased by a select group of investors, including accounts managed by Special Situations Funds and Winslow Management Funds (collectively, the "Investors"). Roth Capital Partners, LLC and Musket Research Associates acted as placement agents for Physiometrix for this private placement. As placement agents, Roth Capital Partners, LLC and Musket Research Associates each received warrants to purchase 247,874 shares of our Common Stock, for an aggregate of 495,748 shares (the "Placement Agent Warrants"). The Investor Warrants and the Placement Agent Warrants may collectively be referred to as the "Warrants." The Board of Directors approved the Transaction on October 24, 2003. The net proceeds of this Transaction are intended for general corporate purposes, including sales and marketing activities and research and development programs in the areas of neurological monitoring.

The Investors in the Transaction are as follows:

Investors	Aggregate Number of Shares	Aggregate Number of Investor Warrants
Special Situations Private Equity Fund, L.P.	787,880	787,880
Special Situations Fund III, L.P.	1,636,364	1,636,364
Winslow Hedge Fund, L.P.	605,000	605,000
Jessie Smith Noyes Foundation	152,000	152,000
Farrell Distributing Corporation Pension Plan	152,000	152,000
North Sound Legacy Fund LLC	18,182	18,182
North Sound Legacy Institutional Fund LLC	163,636	163,636
North Sound Legacy International Ltd.	272,727	272,728
Valor Capital Management, L.P.	303,030	303,030
ProMed Partners, L.P	261,060	261,060
ProMed Offshore Fund, Ltd.	41,970	41,970
David B. Musket	100,000	100,000
Paul Scharfer	100,000	100,000
Barry Kurokawa IRA FCC as Custodian	30,304	30,304
Lorraine Schwarz CGM IRA Rollover Custodian	30,304	30,304
Medcap Partners, L.P.	303,030	303,030
Total:	4,957,487	4,957,488

        The terms of the Transaction are set forth in that certain Common Stock and Warrant Purchase Agreement dated as of December 2, 2003 ("Purchase Agreement") by and among the Company and the Investors and the Investor Warrants (collectively, "Transaction Documents"), a copy of each of the Transaction Documents (or a copy of the form thereof) has been filed as an exhibit to our current report on Form 8-K, filed with the SEC on December 3, 2003.

Why We Need Stockholder Approval

        Rule 4350(i) of the Nasdaq Marketplace Rules requires stockholder approval in certain circumstances, including but not limited to a transaction resulting in a "change in control," which under the Nasdaq Marketplace Rules has generally has been determined to occur when an investor acquires 20% or more of an issuer's outstanding voting power on a post-transaction basis. We are subject to the Nasdaq Marketplace Rules because our Common Stock is listed on the Nasdaq SmallCap Market.

        For certain Investors, the number of the Shares purchased or previously held, together with the number of shares of Common Stock issuable upon exercise of the Warrants, will result in the issuance of securities to such Investors having aggregate voting power in excess of 20% of our outstanding shares of voting stock. The terms of the Warrants provide that the holders of such Warrants cannot exercise the Warrants if such exercise causes such holder's "beneficial ownership" (as such term is defined in Rules 13d-3 and 13d-5 of the Securities Exchange Act of 1934, as amended) to exceed twenty percent (20%) or more the outstanding shares of the Company's voting stock. Therefore, the terms of the Purchase Agreement require that we obtain stockholder approval for the issuance of the Investor Warrants as soon as reasonably practicable after the closing of the Transaction.

        The exercise of the Investor Warrants, fifty percent (50%) of which have an exercise price of $1.82 per share, representing a premium of ten percent (10%) over the purchase price of the Shares, and fifty percent (50%) of which have an exercise price of $2.48 per share, representing a premium of fifty percent (50%) over the purchase price of the Shares, and the exercise of the Placement Agent Warrants at an exercise price of $1.98 per share, representing a premium of twenty percent (20%) over the purchase price of the Shares, may be an additional source of funding for the Company in the future. Please see section entitled "Terms of the Transaction" below for a more detailed description of the terms of the Warrants. In the absence of stockholder approval of the issuance of the Warrants, certain large stockholders of the Company may be forced to sell shares currently held by them in order to exercise the Warrants. Such sales could have a negative impact on the Company's stock price.

        In order to meet applicable requirements under the Nasdaq Marketplace Rules, your vote is being solicited in order to approve our issuance of shares of the Warrants.

        The following is a summary of the material aspects of the Transaction. The description above and below are qualified in their entirety by the actual Transaction Documents.

Terms of the Transaction

        Pursuant to the terms of the Purchase Agreement, on December 5, 2003 we issued to the Investors 4,957,487 Shares. In conjunction with the Shares, we issued to the Investors the Investor Warrants to purchase an aggregate of 4,957,488 shares of our Common Stock. Fifty percent (50%) of these Investor Warrants have an exercise price of $1.82 per share and the remaining fifty percent (50%) of these Investor Warrants have an exercise price of $2.48, representing a premium of ten percent (10%) and fifty percent (50%) of the market price of our Common Stock as of the closing date of the Transaction, respectively, determined in accordance with the regulations of the Nasdaq National Market. All of these Investor Warrants expire, if not previously exercised, on December 5, 2008, or earlier upon a merger that results in a change in control, or sale of substantially all of the assets of Physiometrix. The Investor Warrants may be exercised by paying the exercise price in cash or, alternatively, on a cashless, net exercise basis, provided that the exercise of such Investor Warrants does not cause the holder thereof to have beneficial ownership (as determined in accordance with Rule 13d-3 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act")) of twenty percent (20%) or more of either our outstanding Common Stock or voting securities, unless our stockholders have consented to the issuance of these Investor Warrants. In addition, Physiometrix may call the Investor Warrants for redemption, at a redemption price of $0.001 per share, if the closing price of Physiometrix Common Stock equals or exceeds three (3) times the exercise price of the such Investor Warrants for a period of twenty (20) consecutive trading days ending on the trading day that Physiometrix gives notice of redemption.

        Additionally, we agreed to issue the Placement Agent Warrants for the purchase of 247,874 shares of our Common Stock to each of Roth Capital Partners, LLC and Musket Research Associates, the placement agents for the Transaction. The Placement Agent Warrants were issued at terms substantially similar to the Investor Warrants, but at an exercise price of $1.98 per share, which was also above the market price of our Common Stock at the time of the closing of the Transaction.

        Under the Purchase Agreement we agreed to file with the SEC a registration statement to register for resale a number of shares of our Common Stock sufficient to cover the number of Shares and the shares of Common Stock issuable upon exercise of the Investor Warrants. On December 11, 2003, we filed a Registration Statement on Form S-3 covering the resale of 9,914,975 shares of Common Stock. We also agreed to bear the expenses of all such registrations, except underwriting discounts and commissions. We have agreed to use reasonable efforts to keep the registration statement effective for specified periods. If we fail to fulfill these and other obligations, we will pay certain penalties until we fulfill these obligations. We have also authorized and reserved a sufficient number of shares of our Common Stock for issuance in connection with the Transaction.

        The terms of the Transaction are complex and only briefly summarized above. For further information on the Transaction and the rights of the holders of the Shares and the Warrants, please refer to the descriptions contained in our current report on Form 8-K filed with the SEC on December 3, 2003 and the transaction documents filed thereunder. A description of the Common Stock of Physiometrix is contained in the Registration Statement on 8-A filed pursuant to Section 12 of the Exchange Act that became effective on March 8, 1996, including any amendments or reports filed for the purpose of updating such description.

Effect of the Potential Issuance on Current Stockholders

        The shares issuable upon exercise of all Warrants represent an aggregate of up to approximately 29% of the outstanding voting power of Physiometrix. The percentage above is calculated based on the assumption that our capitalization will consist of the sum of: (i) 13,380,481 shares of Common Stock (the number of shares of the Company's Common Stock outstanding as of December 31, 2003); (ii) 4,957,488 shares of our Common Stock issuable upon exercise of the Investor Warrants by the Investors; and (iii) 495,748 shares of Common Stock issuable upon exercise of the Placement Agent Warrants.

Required Vote

        The affirmative vote of the holders of a majority of the shares of our Common Stock voting in person or by proxy on this proposal at the Special Meeting is required to approve the issuance of the Warrants pursuant to the Transaction. None of our directors or officers are parties who are interested in the Transaction. Parties who are interested in the Transaction (and their affiliates) collectively control the votes of approximately 43.5% of our Common Stock. These persons will be entitled to vote on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE ISSUANCE OF THE WARRANTS IN CONNECTION WITH THE PRIVATE PLACEMENT TRANSACTION

Share Ownership of Directors, Officers and Certain Beneficial Owners

        The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Common Stock of the Company as of December 31, 2003 by (i) each person who is known to the Company to beneficially own more than five percent of the outstanding shares of its Common Stock, and (ii) all directors and executive officers as a group. Unless otherwise indicated, officers and directors can be reached at the Company's principal executive offices. A total of 13,380,481 shares of the Company's Common Stock were issued and outstanding as of December 31, 2003.

Name and Address	Shares Beneficially Owned (1)	Approximate Percent Owned (2)
Special Situations Private Equity Fund, L.P. (3)	1,575,760	11.8%
Special Situations Fund III, L.P. (4)	3,272,728	24.5%
Winslow Hedge Fund, L.P. (5)	1,210,000	6.6%
ProMed Partners, L.P. (6)	833,227	9.0%
David Musket(6)	771,923	5.8%
John A. Williams (7)	464,400	3.5%
Daniel Muehl (8)	150,208	1.1%
Thomas Baruch (9)	488,108	3.6%
James A. Saalfield (10)	22,812	*
Christopher D. Mitchell (11)	31,562	*
All directors and executive officers as a group (5 persons)	1,157,090	8.6%

*
Represents beneficial ownership of less than one percent of the Common Stock.

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of December 31, 2003 are deemed outstanding. Those shares, however, are not deemed outstanding for the purpose of computing the percentage of ownership of each other person. The persons named in this table have sole voting and investment power with respect to the all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table.

(2)
Percentage of beneficial ownership is based on 13,380,481 shares of Common Stock outstanding as of December 31, 2003.

(3)
Includes 787,880 shares of Common Stock held by Special Situations Private Equity Fund, L.P., and 787,880 shares of Common Stock that Special Situations Private Equity Fund, L.P. has the right to acquire upon exercise of outstanding warrants. 393,940 shares subject to the warrants have an exercise price of $1.82 per share and 393,940 shares subject to the warrants have an exercise price of $2.48 per share.

(4)
Includes 1,636,364 shares of Common Stock held by Special Situations Fund III, L.P., and 1,636,364 shares of Common Stock that Special Situations Fund III, L.P. has the right to acquire upon exercise of outstanding warrants. 818,182 shares subject to the warrants have an exercise price of $1.82 per share and 818,182 shares subject to the warrants have an exercise price of $2.48 per share.

(5)
Includes 605,000 shares of Common Stock held by Winslow Hedge Fund, L.P., and 605,000 shares of Common Stock that Winslow Hedge Fund, L.P. has the right to acquire upon exercise of outstanding warrants. 302,500 shares subject to the warrants have an exercise price of $1.82 per share and 302,500 shares subject to the warrants have an exercise price of $2.48 per share.

(6)
Based on a Form 13G dated March 12, 2003, for the period ending December 31, 2002, filed by ProMed Partners, L.P., ProMed Offshore Fund, Ltd., ProMed Management, L.L.C., David B. Musket, and Barry Kurokawa, and including shares purchased by any of these persons in the private placement transaction in December 2003, David B. Musket may be deemed to have beneficial ownership of 771,923 shares. Mr. Musket disclaims beneficial ownership of shares held by ProMed Partners, L.P. and ProMed Offshore Fund, Ltd. which represent the interests of other partners and furthermore disclaims beneficial ownership of shares reported by ProMed Management, L.L.C. which represent the interest of clients of an investment advisor for whom ProMed Management, L.L.C. acts as a subadvisor. Barry Kurokawa may be deemed to have beneficial ownership of 516,013 shares. Barry Kurokawa disclaims beneficial ownership of shares held by ProMed Partners, L.P. and ProMed Offshore Fund, Ltd. which represent the interests of other partners and furthermore disclaims beneficial ownership of shares reported by ProMed Management, L.L.C. which represent the interest of clients of an investment advisor for whom ProMed Management, L.L.C. acts as a subadvisor. ProMed Partners, L.P. is the record holder of 546,060 shares, and has the right to acquire an additional 287,167 shares upon the exercise of outstanding warrants, 130,530 of which are at an exercise price of $1.82 per share, 26,107 of which are at an exercise price of $1.98 per share and 130,530 of which are at an exercise price of $2.48 per share. ProMed Offshore Fund, Ltd. is the record holder of 86,370 shares, and has the right to acquire an additional 46,168 shares upon the exercise of outstanding warrants, 20,985 of which are at an exercise price of $1.82 per share, 4,198 of which are at an exercise price of $1.98 per share and 20,985 of which are at an exercise price of $2.48 per share. ProMed Management, L.L.C. is the record holder of 329,400 shares. David B. Musket is the record holder of 255,500 shares, and has the right to acquire an additional 172,523 shares upon the exercise of outstanding warrants, 50,000 of which are an exercise price of $1.82 per share, 72,523 of which are at an exercise price of $1.98 per share, and 50,000 of which are at an exercise price of $2.48 per share. MRA Research Associates, of which David B. Musket is a principal, acted as placement agent in the private placement of the Company's shares in December 2003. Barry Kurokawa IRA FCC is the record holder of 83,804 shares, and has the right to acquire an additional 102,827 shares upon the exercise of outstanding warrants, 15,152 of which are at an exercise price of $1.82 per share, 72,523 of which are at an exercise price of $1.98 per share and 15,152 of which are at an exercise price of $2.48 per share.

(7)
Includes 439,400 shares issuable upon exercise of stock options exercisable within 60 days of December 31, 2003.

(8)
Consists of 150,208 shares issuable upon exercise of stock options exercisable within 60 days of December 31, 2003.

(9)
Includes 421,190 shares held by CMEA, 14,106 shares held by Mr. Baruch and 52,812 shares issuable upon exercise of stock options exercisable within 60 days of December 31, 2003 held by Mr. Baruch. Mr. Baruch is a general partner of CMEA, and disclaims beneficial ownership of the shares held by such entity except to the extent of his proportionate interest therein.

(10)
Includes 22,812 shares issuable upon exercise of stock options exercisable within 60 days of December 31, 2003.

(11)
Includes 21,562 shares issuable upon exercise of stock options exercisable within 60 days of    December 31, 2003.

OTHER MATTERS

        The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board of Directors may recommend.

                        THE BOARD OF DIRECTORS

Dated: January 26, 2004

INCORPORATION BY REFERENCE

        The Securities and Exchange Commission allows us to "incorporate by reference" the information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered to be a part of this Proxy Statement, and information that we file later with the Securities and Exchange Commission will automatically update and supersede this information.

        We incorporate by reference the documents listed below and any future filings made by us with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the date of the Special Meeting.

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

  •
  Our Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2003, June 30, 2003 and September 30, 2003;

  •
  Our Proxy Statement filed with the Securities and Exchange Commission on April 30, 2003;

  •
  Our Current Report on Form 8-K dated December 3, 2003 filed with the Securities and Exchange Commission on December 3, 2003; and

  •
  The description of the Common Stock of the Company that is contained in the Registration Statement on 8-A filed pursuant to Section 12 of the Exchange Act that became effective on March 8, 1996, including any amendments or reports filed for the purpose of updating such description.

  THE COMPANY WILL MAIL WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST A COPY OF THESE FILINGS. YOU MAY REQUEST A COPY OF THESE FILINGS, AT NO COST, BY WRITING TO US AT THE FOLLOWING ADDRESS:

            INVESTOR RELATIONS
            PHYSIOMETRIX, INC.
            FIVE BILLERICA PARK
            101 BILLERICA AVE,
            N. BILLERICA, MA 01862
            (978) 670-2422

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

 PHYSIOMETRIX, INC.

2004 SPECIAL MEETING OF STOCKHOLDERS

        The undersigned stockholder of Physiometrix, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement and hereby appoints John A. Williams and Daniel W. Muehl, or either of them, proxies and attorneys in fact, with full power to each of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 2004 Special Meeting of Stockholders of Physiometrix, Inc. to be held on February 20, 2004 at 10:00 a.m., local time, at the Company's principal executive offices located at Five Billerica Park, 101 Billerica Avenue, North Billerica, Massachusetts 01862 and at any postponement or adjournment thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse:

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

		FOR	AGAINST	ABSTAIN
1.	Proposal to ratify and approve the issuance of Warrants to purchase 5,453,236 shares of Common Stock in connection with the Company's private placement transaction.	☐	☐	☐

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE PROPOSAL TO RATIFY AND APPROVE THE ISSUANCE OF WARRANTS TO PURCHASE 5,453,236 SHARES OF COMMON STOCK IN CONNECTION WITH THE COMPANY'S PRIVATE PLACEMENT TRANSACTION AND AS THE PROXY HOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.    ☐

Signature of Stockholder	Date:
Signature of Stockholder	Date:
Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 20, 2004
INFORMATION CONCERNING VOTING AND PROXY SOLICITATION
PROPOSAL 1 APPROVAL OF THE ISSUANCE OF WARRANTS IN CONNECTION WITH THE COMPANY'S PRIVATE PLACEMENT TRANSACTION
OTHER MATTERS
INCORPORATION BY REFERENCE